UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2016

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On March 2, 2016, TransDigm Group Incorporated ("the Company") conducted its Annual Meeting of Stockholders. At the meeting, Messrs. William Dries, Mervin Dunn, Michael Graff, W. Nicholas Howley, Raymond Laubenthal and Robert Small were re-elected as directors of the Company. In addition, the stockholders, in an advisory vote, approved the compensation paid by the Company to its named executive officers; and ratified the Company’s selection of Ernst & Young LLP as its independent accountants for the fiscal year ending September 30, 2016. The details of the vote are set forth below:
Proposal 1 – Election of Directors:

	FOR	WITHHELD
William Dries	45,490,527	651,467
Mervin Dunn	44,292,162	1,849,832
Michael Graff	44,868,435	1,273,559
W. Nicholas Howley	44,634,529	1,507,465
Raymond Laubenthal	45,584,967	557,027
Robert Small	45,320,430	821,564
Proposal 2 – To conduct an advisory vote on compensation paid to the Company’s named executive officers:

FOR	41,500,510
AGAINST	4,625,286
ABSTAIN	16,198
BROKER NON-VOTES	1,605,131
Proposal 3 – To ratify the selection of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending September 30, 2016:

FOR	47,214,000
AGAINST	520,384
ABSTAIN	12,741
No other matters were brought before stockholders for a vote at the meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Terrance Paradie
Terrance Paradie
Executive Vice President and Chief Financial Officer
Dated:  March 2, 2016